Protocol Nr: 347

NOTARIAL DEED OF LEASE OF FARM

BE IT HEREBY MADE KNOWN:

THAT on this the **3rd** day of **May 2011**, before me

PHILIPPUS ERNST WOLFAARDT

Notary Public, practising at **WHITE RIVER**
in the Province **MPUMALANGA** personally came and appeared:

1. Mr. **CAIPHUS ZULU**, in his capacity as Chairperson of the Association and duly authorised Agent by virtue of a Resolution and Special Power of Attorney granted to him by–

THE SHIMALE COMMUNAL PROPERTY ASSOCIATION

Registration Number: CPA 07/0963A

An Association formed within the Communal Property Association (CPA) Act of 1996, with the registered address at 319 Nhlazatshe Extension 4, Eluawatini 1192, Mpumalanga, in the Republic of South Africa, herein represented by CAIPHUS ZULU in his capacity as Chairperson of the Association and Agent, he being duly authorised hereto by virtue of a Resolution and Special Power of Attorney, which Resolution and Special Power of Attorney was presented to me, the Notary Public, and are kept in my Protocol.

(Hereinafter called the LESSOR).

and

2. Mr. **LUCAS CORNELIUS RUDOLPH JANSE VAN VUUREN**, in his capacity as Director, he being duly authorised hereto he being duly authorised hereto by virtue of a Resolution and Special Power of Attorney granted to him by–

LIMPOPO GREEN ESTATE (PTY) LTD.

Registration Number: 2009/009795/07

A Private Company, duly registered and incorporated as such by the Registrar of Companies in terms of the Companies Act 61 of 1973, with registered address at 07 Palm Street, White River, Mpumalanga, in the Republic of South Africa, herein represented by LUCAS CORNELIUS RUDOLPH JANSE VAN VUUREN, in his capacity as Director, he being duly authorised hereto he being duly authorised hereto by virtue of a Resolution and Special Power of Attorney, which Resolution and Special Power of Attorney was presented to me, the Notary Public, and are kept in my Protocol.

(Hereinafter called the LESSEE).

Description of the PROPERTY

The leased property shall mean all the immovable properties, formally known as the

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Senteeko Tea Estate situated near Barberton in the Mpumalanga Province, measuring 2213.35 hectares held in terms of Title Deed Numbers:

- Remaining Extent of the Farm My Own 546, Registration Division JT, Mpumalanga Province; measuring: 548, 3332 ha (FIVE HUNDRED AND FOURTY EIGHT comma THREE THREE THREE TWO HECTARES)

- Portion 2 of the Farm My Own 546, Registration Division JT, Mpumalanga Province; measuring: 548, 3133 ha (FIVE HUNDRED AND FOURTY EIGHT comma THREE ONE THREE THREE HECTARES)

- Portion 4 of the Farm My Own 546, Registration Division JT, Mpumalanga Province; measuring: 548, 3233 ha (FIVE HUNDRED AND FOURTY EIGHT comma THREE TWO THREE THREE HECTARES)

- The Farm Senteeko 547, Registration Division JT, Mpumalanga Province; measuring: 568.3826 ha (FIVE HUNDRED AND SIXTY EIGHT comma THREE EIGHT TWO SIX HECTARES)

Together with all fixtures and improvements.

(Hereinafter called the PROPERTY).

WHEREAS:

1. The LESSEE being interested in the development of the PROPERTY for agricultural and manufacturing purposes, especially the recovery of botanical extracts from the farming of fresh green tea leaves.

2. The LESSEE's farming interest will be conducted through the LESSEE's wholly owned subsidiary company, Breakwood Trading 22 (Pty) Limited

3. The LESSEE's botanical emulsions and extract interests will be conducted through the LESSEE's wholly owned subsidiary company, Blue Thristle Trading 31 (Pty) Limited

And the said LESSOR declared to let to the said LESSEE who declared to hire the PROPERTY, subject to the following conditions:

1.

COMMENCEMENT AND DURATION

1.1 Notwithstanding the date of signature or registration against the title deeds, this lease shall commence, subject only to the fulfilment of the suspensive condition contained in clause 33 hereunder, on the 3rd day of May 2011, and shall endure for a period of 49 (forty nine) years, thereafter to expire on 1st day of May 2060.

1.2 The Lessee has the option to renew the lease period by a further 49 (forty nine) years under mutually agreed terms and conditions, alternatively on the same terms and conditions contained herein *mutatis mutandis*.

2.

RENT

2.1 The annual rent payable, or pro rata portion thereof, of R250.000.00 (two hundred and fifty thousand Rand) by the LESSEE to the LESSOR shall be paid monthly in advance in the amount of R20,833.00 (twenty thousand eight hundred and thirty three Rand) with no rent payable for the period leading up to and for the first 3 months, after the fulfilment of the suspensive condition contained in clause 33 hereunder.

2.2 The said amount of R250,000.00 (two hundred and fifty thousand Rand), so payable, shall escalate annually on the 1st July at a fixed rate increase of 7% per annum, calculated on the rental paid during the previous year. The first escalation to be effected on the rental payable during the 4th (FOURTH) year of this lease, being 2015.

2.3 In addition to payment of the rental as aforesaid, the LESSEE shall be liable for payment of rates and taxes and services as set out in clause 3 hereunder.

2.4 The LESSOR will be entitled to an immediate acquisition of 26% of the total issued shareholding in the LESSEE's farming company, at it's par-value of R1 (one Rand) per share, namely Breakwood Trading 22 (Pty) (Ltd), and to a guaranteed annual dividend payout of a 26% equity holder, which payment shall not be less than R500,000-00 (five hundred thousand Rand). Such annual dividends, or guaranteed amounts, shall only be payable from 2013 in respect of the July 2012 to June 2013 financial years, and no later than 90 days from the finalisation of and acceptance by the board of directors of Breakwood Trading 22 (Pty) (Ltd) of it's audited annual financial statements.

2.5 The LESSOR will also be entitled to an immediate acquisition of 5% of the total issued shareholding in the LESSEE's botanical extraction company, at it's par-value of R1 (one Rand) per share, namely Blue Thristle Trading 31 (Pty) Limited.

2.6 The guaranteed amount referred to in 2.4 above, shall escalate annually on the 1st July at a fixed rate increase of 7% per annum, calculated on the guaranteed amount paid during the previous year. The first escalation to be effected on the guaranteed amount, will be from the 4th (fourth) year of this lease, being 2015.

3.

OTHER BENEFITS FOR LESSOR

The LESSOR is entitled to receive from the LESSEE:

3.1 Preferential treatment in the appointment of employees in Breakwood Trading 22 (Pty) Limited, relating to the rejuvenation of the farm and the commercial farming

of green tea leaf;

3.2 Preferential treatment in the appointment of employees in Blue Thristle Trading 31 (Pty) Limited relating to the recovery of a botanical extract from green tea leaf;

3.3 Education and training as it relates to employment opportunities in both the farming and botanical extraction companies;

3.4 Preferential treatment in the allocation of service providers relating to transportation, construction, and other services.

4.

RATES, TAXES AND SERVICES

4.1 The LESSEE shall pay for all electricity and water consumed on the premises by the LESSEE.

4.2 The LESSEE shall pay to the Suidkaaprivier Irrigation Board, Barberton the cost of the annual water rights currently amounting to 2,989,800m³ of water.

5.

MANNER AND ADDRESS OF PAYMENTS

All rent payable in terms of this Agreement by the LESSEE to the LESSOR shall be paid at an address or bank account nominated by the LESSOR or at any such other address or bank account as the LESSOR may from time to time in writing appoint.

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6.

USE

The premises shall be used for commercial farming, botanical emulsions and extract and related activities. Related activities shall include but not be limited to the following:

6.1 Farming operations including green tea and timber;

6.2 Botanical extracts;

6.3 Processing, packaging and extraction;

6.4 Manufacturing;

6.5 Tourism;

6.6 Mineral rights and mining.

7.

INDEMNITY

The LESSOR does not guarantee, and this Agreement of Lease is not entered into between the LESSEE and the LESSOR on the basis that:-

7.1 The PROPERTY and/or any equipment found therein shall at any time be suitable for the purposes and uses as described in Clause 5 above, or for any other purpose whatsoever;

7.2 The LESSEE will be able to obtain the necessary commercial licences and/or any permits required for the business as described in Clause 5 above or any other trade or business to which the LESSOR may in writing consent, and further that any of such licences and/or permits will be renewed from time to time.

8.

ACKNOWLEDGEMENTS

The LESSEE hereby acknowledge that it enters into this Agreement and hires the PROPERTY from the LESSOR upon the terms contained herein, exclusively of its own accord and on account of its own observation, inspections, estimates and calculations and not as a result of any guarantee or representation made by or on behalf of the LESSOR to the LESSEE with regard to the PROPERTY.

9.

CREDITORS OF LESSOR

The LESSOR hereby declares and warrant, for purposes of the implication of all legislation pertaining to insolvency, that it has no known creditors, alternatively that all known creditors were and will be from time to time informed in writing of the existence of this lease and will provide the LESSEE with written proof thereof should same be required at any stage during the existence of this lease.

10.

CONDITION OF PREMISES

The LESSOR acknowledges and agrees that the PROPERTY is in an extremely poor state of repair

During the currency of this Lease:-

10.1 The LESSEE undertakes to repair, restore and then keep the exterior of the PROPERTY and of the buildings in a good state of repair;

10.2 The LESSOR or his representative shall at all reasonable times have the right to visit and inspect the premises in order to ascertain that the LESSEE is complying

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with the conditions of this Agreement regarding the use of the premises;

10.3 The LESSEE will be obliged to maintain adequate fire breaks and at all times adhere to legislation relating to fire control;

10.4 The LESSEE will be obliged to service and maintain all Fire Extinguishers in the premises on the PROPERTY on an annual basis.

11.

FITTINGS AND EQUIPMENT

All fittings, equipment, machinery and installations necessary for the carrying on of the business of the LESSEE, or any structural alteration required for the conduct thereof, will be installed on the premises by the LESSEE at its own expense and will remain its property. The LESSEE will be entitled to remove such equipment at the termination of this Lease with the explicit condition that any damages or unsightliness caused by the installation or removal thereof to the premises shall be repaired by the LESSEE at its own expense before or on the date on which they vacate the premises. Should the LESSEE fail to repair the aforesaid damage or unsightliness, the LESSOR shall be entitled to affect such repairs and to hold the LESSEE responsible for the costs thereof.

12.

IMPROVEMENTS

12.1 The parties place on record that it is the intention of the LESSEE to effect certain changes and *improvements to the PROPERTY, as to make it suitable for the purposes of conducting its business on the PROPERTY.*

12.2 Any such improvements, removal, rebuilding, alteration or attachment shall be effected by the LESSEE at its own expense, and it shall be done in such a manner that it will in no way negatively affect the value of the PROPERTY as a whole.

All such rebuilds, alterations or attachments shall immediately become part of the PROPERTY and as such become the property of the LESSOR, who shall not be obliged to compensate the LESSEE therefore, and the LESSEE will not be entitled to remove same at the termination of this Agreement, unless explicitly requested by the LESSOR to do so, in which event the LESSEE will remove same at their own expense and will repair any damages or unsightliness caused to the premises by the installation or removal thereof.

13.

MAINTENANCE OF INSTALLATIONS

13.1 The LESSEE will be responsible for the repair of any blockages in the drainpipes or the sewerage system to and from the PROPERTY, and will maintain at their own expense such drainpipes, sewerage system, electrical and water installations and meters to and from the premises in a proper and good working order

13.2 The LESSEE will be responsible for all glass and window frames on the premises and will, at their own expense, keep such items in good order and repair and to replace the same if necessary.

14.

PRE-EMPTIVE RIGHT

In the event that the LESSOR, or it's successors in title receives a written offer to purchase the PROPERTY or any portion thereof, from a willing and able purchaser, and the LESSOR being willing and entitled to accept such offer, such offer may not be accepted by the LESSOR unless the LESSEE was informed thereof and given the opportunity of no less than 120 (ONE HUNDRED AND TWENTY) days to make a similar offer to purchase the PROPERTY on terms and conditions no less favourable to the LESSOR. In the event that the LESSEE exercises this pre-emptive right, the LESSOR shall be obliged to accept the offer to purchase the PROPERTY from the LESSEE within 10 (TEN) days after receipt thereof.

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15.

DOMICILIA

15.1 The LESSOR hereby chooses his domicilium citandi et executandi for all purposes hereunder at:

15.2 The LESSEE hereby chooses his domicilium citandi et executandi for all purposes hereunder at:

16.

CESSION OR SUB-LETTING

16.1 The LESSEE will not be entitled to:-

16.1.1 Cede, assign, pledge or in any other way encumber or transfer any of their rights in terms of this Agreement; or

16.1.2 Sub-let the premises or any portion thereof; or

16.1.3 Allow any other person or body of persons to occupy the PROPERTY or any portion thereof;

unless they have obtained the prior written consent of the LESSOR thereto, which consent shall not be withheld unreasonably. Should the LESSOR however refuse such consent on the basis that the LESSEE is making a profit in sub-letting; such refusal shall not be deemed as unreasonable for that reason. For this purpose profit shall not include a reasonable return to the LESSEE upon the cost of any improvements effected by it to the PROPERTY.

17.

LAWS AND CONDITIONS

The LESSEE will ensure that in the conduct of their business on the premises:

17.1 All laws, bye-laws, ordinances, proclamations or statutory regulations which may be applicable or be made applicable with regard to the PROPERTY, shall not be contravened; and

17.2 All conditions contained in the Title Deed of the PROPERTY on which the premises is situated, be complied with.

18.

LIMITATION OF LIABILITY FOR DAMAGES

The LESSOR shall not be liable to the LESSEE for any loss or damage of whatever nature which the LESSEE may sustain as a consequence of any defect which may occur in the exterior of the PROPERTY during the currency of this Lease, or for any damages which the LESSEE may sustain as a result of rain, hail, wind, lightning, storms, leaks, fire or electrical shorts, or due to unrest, strikes, hostile acts by enemies of the State or any similar cause.

19.

LIABILITIES OF LESSOR

In the event of the LESSOR cancelling this Lease and the LESSEE disputing the right to cancel and remaining in occupation of the PROPERTY, the LESSEE shall, pending the determination of such dispute, continue to pay to the LESSOR an amount equivalent to the annual rental and other sums payable hereunder, on or before the date or dates on which such rental and other sums would have been due, but the cancellation and the LESSOR shall be entitled to accept and recover such payments and the acceptance

thereof shall be without prejudice to and shall not in any way whatsoever affect the LESSOR's cancellation then in dispute. Should the dispute then be determined in favour of the LESSOR, the payments made and received in terms of this sub-clause shall be deemed to be amounts paid by the LESSEE on account of damages, suffered by the LESSOR by reason of the cancellation of the Lease and/or the unlawful holding over by the LESSEE.

20.

TOTAL OR PARTIAL DESTRUCTION OF PROPERTY

In the event of the PROPERTY being damaged or partly destroyed by fire or visa major, this Lease shall not on that account terminate, but the LESSEE will be entitled to renegotiate the rent in respect of the period during which it may be deprived of the use and occupation of the portion of the PROPERTY affected by such damage or partial destruction, unless such damage or partial destruction shall have occurred through the negligence of the LESSEE or any of its employee (excluding such employee/s that form part or are beneficiary to the LESSOR). The amount of such remission of rent shall be agreed upon between the LESSOR and the LESSEE and if they are unable to agree in this regard, such amount shall be determined by informal arbitration as provided for hereinafter. Should the PROPERTY, as a consequence of fire or any other cause, become totally unfit for the purpose of conduct of the LESSEE's business, then the LESSEE will be entitled to a total remission of rent during the period they have been deprived of occupation of the PROPERTY, and the LESSOR and LESSEE shall have the option to by agreement either terminating this Lease or of keeping it in operation and rebuilding the PROPERTY.

21.

CANCELLATION

Should the LESSEE fail:-

21.1 To make any payment due in terms of this Lease to the LESSOR promptly on the

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due date thereof; and/or

21.2 To comply with any other material obligation of this Agreement, and failing to remedy such breach within 90 (NINETY) days from date upon which a written notice is received by them by registered post and in terms whereof they are called upon to remedy such breach. For purpose hereof a notice posted to the LESSEE by registered post shall be deemed to have been received by him on the 5th day after posting thereof.

21.3 The LESSOR shall be entitled to:-

21.3.1 Cancel this Agreement and evict from the PROPERTY the LESSEE or anybody else occupying the PROPERTY on their behalf and repossess the PROPERTY; and

21.3.2 To claim from the LESSEE payment of any damages, including arrear rental and also indirect damages which the LESSOR may have suffered as a result of the breach of contract by the LESSEE and interest shall accrue thereon for the benefit of the LESSOR at the rate of 1% (ONE PER CENTUM) above the prime banking rate.

21.3.3 The LESSEE, during the first three years of this agreement has the right to cancel the agreement, by giving six months notice, in writing, if the farming component of the business model does not meet the green tea leaf quality and/or production volume requirements.

ALTERNATIVELY to paragraphs 21.3.1 and 21.3.2

21.3.3 Without cancelling this Lease, claim from the LESSEE all amounts due in terms of this Agreement, without prejudice to any of his

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rights to claim damages, including direct damages, as well as interest on any arrear amounts, which may result from the breach of contract by the LESSEE and as is more fully described in Clause 20.3.2 above.

22.

BREACH BY LESSOR

Should the LESSOR fail to comply with any of his obligations under this Agreement and persist in such failure for a period of 90 (NINETY) days after date of receiving a written notice from the LESSEE in terms whereof they are requested to remedy such failure, the LESSEE will have all its rights in terms of the common law. In the event of the LESSEE taking legal action against the LESSOR in terms of their rights as described in this clause, the LESSEE will still be obliged to fulfil all its payment and other obligations in terms of this Agreement, and the LESSEE will especially not be entitled to withhold any payments to bring such payments into calculation against any claim which they may have against the LESSOR.

23.

TOTAL AGREEMENT

23.1 This Agreement comprises the total agreement between the parties and no deletion, abandonment, alteration or cancellation of, nor any addition to any term hereof, including this clause, or of the contract as a whole shall be of any legal force or effect unless reduced to writing and signed by all parties hereto.

23.2 No indulgence or extension of time allowed by the LESSOR to the LESSEE for the fulfilment of any obligation in terms of this Agreement shall in any way affect the rights of the LESSOR in terms hereof or to create new rights for the LESSEE, or vice versa.

24.

INSURANCE RISK

24.1 The LESSEE will, in exercising its rights under this Lease, at all times keep the buildings, structures and plantations forming part of the PROPERTY insured and in all respects conduct their business on the PROPERTY in such a way as not to have any negative effect on any insurance policy with regard to the buildings, structures and plantations forming part of the PROPERTY.

24.2 The LESSEE shall not at any time bring or allow to be brought into or kept on the premises anything or activity whereby the fire or any other insurance policy appertaining to the buildings, structures and plantations forming part of the PROPERTY, may be liable to become void or voidable.

25.

INSURANCE

The LESSEE shall be obliged at the LESSEE's sole cost and expense to take out, through an approved insurance company such public liability insurance for such amount of cover as the LESSEE shall maintain such insurance in full force throughout the currency of this Lease and to bear and pay the cost of all premiums and other amounts payable under such policies from time to time, punctually as and when they fall due for payment. The LESSEE shall when required by the LESSOR from time to time so to do produce proof of the LESSEE's compliance with the aforesaid provisions, provided that in the event of the LESSEE failing at any time to make payment of any premiums or other amount payable under such policies by the due date thereof, and persisting in such failure for a period of 7 (seven) days after being in writing to make payment of the amount in question, the Lessor shall be entitled, without prejudice to any other rights arising from the LESSEE's breach, to make payment of the premium or other amount in question and to claim immediate repayment by the LESSEE of the amount so paid by the LESSOR.

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26.

JURISDICTION

For the purposes of all or any legal proceedings arising out of or in connection with this agreement of lease, the LESSOR and LESSEE hereby consents in terms of Section 45 of the Magistrate's Court Act, as amended, to the jurisdiction of the Magistrate's Court of any district having jurisdiction in terms of Section 28 of the said Act.

27.

INDULGENCES

No relaxation or indulgence which the LESSOR may grant to the LESSEE in any way prejudice the LESSOR's rights hereunder and, in particular no acceptance by the LESSOR of rent after the due date (whether on one or more occasions) shall preclude the LESSOR from exercising any rights enjoyed by the LESSOR hereunder. Unless otherwise stated by the LESSOR in writing, the receipt by the LESSOR or its agent of any rent or other payment shall in no way whatsoever prejudice or operate as a waiver, rescission or abandonment of any cancellation or right of cancellation effected or acquired prior to such receipt.

This Lease incorporates the entire agreement between the LESSOR and the LESSEE and no warranties or representations, whether express or implied not recorded herein have been given by the LESSOR or any agent of the LESSOR to the LESSEE or any agent of the LESSEE.

28.

VARIATIONS

No variation of or amendment to this agreement shall be of any force or effect whatsoever unless and until reduced to in writing and signed by the LESSOR and the LESSEE or their agents acting under their written authority.

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29.

NOTICES

Any notice given by either party to the other in writing shall be deemed to be delivered on the day of delivery; if delivered by hand or 5 (FIVE) days after the date of posting in the Republic of South Africa; if sent by prepaid registered post to the party concerned at the domicilium citandi et executandi of that party.

30.

HEADINGS

The headings given to clauses of this agreement do not form part of this Agreement and shall not be taken into consideration in the interpretation of this Agreement.

31.

DISPUTE RESOLUTION

31.1 It is specifically agreed between the parties that it is in their shared interest that all disputes regarding the interpretation of this agreement and all disputes arising out of or in connection with this agreement should be finally resolved with minimal delay.

31.2 Should any party declare a dispute as envisaged in 30.1, the following dispute resolution process shall apply:

31.2.1 the parties shall meet within SEVEN DAYS of the declaration of the dispute at a place agreed to between the parties, after the declaration of the dispute at the offices of the Notary to attempt to resolve the dispute between them;

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31.2.2 if the parties fail, at the meeting referred to in 30.2.1 above to resolve the dispute to their separate satisfaction, the matter shall immediately be referred for arbitration within 14 (fourteen) calendar days after the declaration of the dispute by an arbitrator nominated by the Arbitration Foundation of South Africa ("AFSA") for that purpose;

31.2.3 in the event of any dispute being referred for arbitration as envisaged in 31.2.2 above, the following shall apply:

31.2.3.1 the decision of the arbitrator shall be given in writing together with reasons for the decision and shall be final and binding on all parties;

31.2.3.2 the arbitration shall be conducted in accordance with the rules of AFSA;

31.2.3.3 the arbitrator shall be entitled to make an order in respect of the costs of the arbitration.

32.

REGISTRATION OF LEASE AGAINST TITLE DEED

It is specifically agreed between the parties that this agreement be and is registered against the Title Deed of the PROPERTY, and will the parties hereto ensure that all documents and authorisations are signed upon presentation of such by Lüneburg & Janse van Vuuren Inc. attorneys, who are mandated and instructed to give effect to this registration by the LESSOR

33.

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SUSPENSIVE CONDITION

33.1 The parties agree that this agreement shall be subject thereto that the LESSEE obtains approval, by not later than 30 September 2011, of a loan of not less than R100,000,000-00 (one hundred million Rand), upon the security of an endorsement (cession of the lease to financing institution), to be registered on this Notarial Lease at a market related rate of interest.

33.2 The LESSEE undertakes to timeously take all steps and sign all documents that may be necessary to procure the loan/s and to comply and procure compliance with all the requirements of the lender and to effect signature of all documents and effect payment of costs when called upon so to do by the relevant party, and acknowledges that failure to do so shall be deemed to be a breach of the terms of this agreement..

IN WITNESS WHEREOF the Appearers have hereunto set their hands at White River on the date aforewritten in the presence of the subscribing witnesses and of me, the Notary.

AS WITNESSES:

1. ....

2. ....

LESSOR

AS WITNESSES:

1. ....

2. ....

....
LESSEE

QUAD ATTESTOR

....
NOTARY PUBLIC